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                                                                 EXHIBIT 10.4.5


                  [STANDARD MOTOR PRODUCTS, INC. LETTERHEAD]




Mr. Chuck Popik
Vice President
APS, Inc.
15710 J.F.K. Blvd., Suite 700
Houston, TX 77032
Fax #713-507-1396

Dear Chuck:

After meeting with you in New York and reviewing your requests for the Parts, Inc. changeover, we submit the following proposal to change Parts, Inc. warehouses and jobbers to our products lines and to extend our current supply agreements for Tune-Up, Temperature Control and Service Line products.

     TERMS

     Effective April 1996, the following terms will apply to your purchases for APS for three (3) years:



               These provisions have been redacted and filed separately with the Securities and Exchange Commission.
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                                       2


     Effective at the end of the three year period, all terms will revert to the following terms:



               These provisions have been redacted and filed separately with the Securities and Exchange Commission.



     ISW



               These provisions on this page and the following page have been redacted and filed separately with the Securities and Exchange Commission.


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                                       3



               These provisions have been redacted and filed separately with the Securities and Exchange Commission.
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                                       4


C.   PAYMENT TERMS FOR ALL ISW PURCHASES

     For the first three (3) years effective April 1996:



               This provision has been redacted and filed separately with the Securities and Exchange Commission.



     After three (3) years:



               This provision has been redacted and filed separately with the Securities and Exchange Commission.
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                                       5


D.   FILL RATE & TURNAROUND TIME GUARANTEE

     For the remaining terms of the Sales and Distribution Agreement for Tune-Up Products and Temperature Control Products, Supplier agree to maintain at all times (i) a Stock Order fill rate of no less than ____ [This provision has been redacted and filed separately with the Securities and Exchange Commission.] of Products orders, calculated in WD net dollars and (ii) a Stock Order turnaround time of _____ [This provision has been redacted and filed separately with the Securities and Exchange Commission.] business days (excluding holidays and weekends of receipt (the day of receipt is defined as beginning 12:01 AM of the business day that the Sock Order is received at the Supplier's shipping facility using Supplier's customary ordering procedures). The Stock Order fill rate would be calculated by excluding from the Stock Order previous back orders, discontinued part numbers, new part number items and reclassified items. New part number items are items that are ordered within 180 days of their initial availability. Changeover orders and promotional orders and promotional orders are excluded this fill rate and turnaround time guarantee.



               This provision has been redacted and filed separately with the Securities and Exchange Commission.



     Such reimbursements shall be in the form of a credit to Supplier's billing statement to APS for the billing period in which the order was placed unless this Agreement has expired or is earlier terminated in which instance the reimbursement shall be in the form of cash payable by Supplier to APS within thirty (30) days following the date of expiration or termination. No payment shall be made on a Stock Order of less than five thousand dollars ($5,000). The order fill rate and turnaround time guarantees shall not apply to Special Orders which are defined as emergency orders, changeover orders and new location opening stock orders. In addition, the above-mentioned Stock Order fill rate and turnaround time guarantees shall be subject to force majeure as defined in each agreement.

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     The following example is given to clarify the above formula:



               These provisions have been redacted and filed separately with the Securities and Exchange Commission.



     All calculations described above shall be made by Supplier. A copy of the calculations shall be sent to Supplier to APS along with each billing statement reflecting the appropriate credit. APS shall have the right to audit any calculations made and data used by Supplier. Supplier shall provide APS, upon reasonable notice, copies of all such information as
     APS may reasonably request, including order receipt date and shipping date information, to determine the correctness of Supplier's calculations. Any discrepancies between the credits given by Supplier and credits claimed by APS shall be adjusted by mutual agreement of the parties. APS must notify Supplier of any such discrepancy no later than sixty (60) days after the date of the Supplier's billing statement to APS on which the disputed credit appears. If no such timely notification is given by APS to Supplier, the parties agree that any credit given by Supplier pursuant to this Amendment is correct. If the parties cannot agree, the dispute will be settled using the arbitration provisions of the Agreements.
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     AGREEMENT EXTENSIONS

     There will be extension of the Sales and Distribution Agreements between APS, Inc. and Standard Motor Products, Inc. for Tune-Up Products, Temperature Control Products and Service Line/Specialty Tool line Products through December 31, 2003. All terms and conditions of such Agreements that are not altered by this letter shall remain and shall be effective through December 31, 2003.

     ADDITIONAL CONSIDERATION


               These provisions have been redacted and filed separately with the Securities and Exchange Commission.



I trust that this proposal reflects our previous discussions. If you need to discuss anything further, please contact me through my voicemail.


Accepted:                               Sincerely,

APS, INC.                               STANDARD MOTOR PRODUCTS, INC.


By: /s/ CHARLES M. POPIK                /s/ DAVID KERNER
   --------------------------           ---------------------------------
                                        David Kerner
                                        Treasurer
Date:  3/24/97
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